                                                                     Exhibit 4.1
                                                                     -----------


                              APPLIED POWER INC.

                            ARTICLES OF RESTATEMENT


     The undersigned officers of APPLIED POWER INC. (the "Company"), a Wisconsin corporation with its registered office in Milwaukee County, Wisconsin, hereby certify that:

     1. The Board of Directors of the Company has adopted the Restated Articles of Incorporation (the "Restated Articles") in the form attached hereto as Exhibit A in accordance with Wis. Stat. (S) 180.1007.

     2. The Restated Articles do not contain an amendment to the articles of incorporation of the Company requiring shareholder approval.

     3. The Restated Articles supersede the original articles of incorporation, any restated articles of incorporation previously adopted and all amendments to the original and any restated articles of incorporation of the Company.


Executed and seal affixed this 13th day of February, 1998.


(Corporate Seal)                                /s/ Richard G. Sim
                                                -------------------------------
                                                Richard G. Sim, President


                                                /s/ Anthony W. Asmuth III
                                                -------------------------------
                                                Anthony W. Asmuth III, Secretary

This document was drafted by, and the
returned copy should be mailed to:

Kathryn M. Coates
Quarles & Brady
411 E. Wisconsin Avenue
Milwaukee, WI 53202
(414) 277-5000

                                                                       Exhibit A


                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                              APPLIED POWER INC.


     These Restated Articles of Incorporation supersede and take the place of the heretofore existing Amended and Restated Articles of Incorporation and any amendments thereto.

                                  ARTICLE I.

                                     Name

     The name of the Corporation is APPLIED POWER INC.

                                  ARTICLE II.

                                   Purposes

     The purposes for which this Corporation is organized are to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.

                                 ARTICLE III.

                                 Capital Stock

     3.1 Number of Shares and Classes. The aggregate number of shares which the Corporation shall have authority to issue is as follows:

          (a) Class A Common Stock. 80,000,000 shares of Class A Common Stock, having a par value of $.20 per share.

          (b) Class B Common Stock. 7,500,000 shares of Class B Common Stock, having a par value of $.20 per share.

          (c) Cumulative Preferred Stock. 800,000 shares of Cumulative Preferred Stock, having a par value of $1.00 per share.

     3.2 Relative Rights of Class A and Class B Common Stock. The relative rights and preferences of shares of Class A Common Stock and Class B Common Stock are as follows:

          (a) Voting. On all matters other than the election of the Board of Directors, the holders of Class A Common Stock and Class B Common Stock (no class voting as a separate class unless otherwise required by the Wisconsin Business Corporation Law) shall possess full and equal voting power of one vote per share. On the election of the Board of Directors, and except as otherwise provided below, the holders of the Class A Common Stock, together with the holders of Cumulative Preferred Stock of all series having voting power (no class voting as a separate class) shall elect a maximum minority of the number of directors to be elected and the holders of the Class B Common Stock shall elect a minimum majority of the number of directors to be elected. Although the maximum minority of the number of directors to be elected by the holders of the Class A Common Stock, together with the holders of the Cumulative Preferred Stock having voting power, shall at no time be less than one, the determination of the maximum minority of the number of directors shall at all times be made without regard to fractions, the holders of Class B Common Stock to elect a minimum majority of one if an odd number directors are to be elected or two if an even number of directors are to be elected. In the event that there are no shares of Class

     B Common Stock outstanding, the holders of Class A Common Stock, together with the holders of Cumulative Preferred Stock of all series having voting power (no class voting as a separate class), shall elect all of the directors to be elected. A director, once elected and duly qualified, may be removed only by the requisite affirmative vote of the holders of that class of stock by which such director was elected.

          (b) Stock Dividends. Stock dividends on Class A Common Stock shall be paid only in Class A Common Stock and stock dividends on Class B Common Stock shall be paid only in Class B Common Stock.

          (c)  Conversion of Class B Common Stock:

               (i) Optional Conversion. Any holder of shares of Class B Common Stock may convert any or all such shares into shares of Class A Common Stock on a share-for-share basis, at any time or from time to time, by surrender to the Corporation of the certificate(s) representing such shares of Class B Common Stock to be converted by the holder and by giving written notice to the Corporation of the holder's election to convert in the form prescribed by the Corporation. The Corporation shall, as soon as practicable after receipt of such written notice and the proper surrender to the Corporation of the certificate(s) representing the shares of Class B Common Stock to be so converted, issue and deliver to, or in accordance with the instructions of, the holder certificates for the number of shares of Class A Common Stock to which the holder shall be entitled and for the number, if any, of shares of Class B Common Stock represented by the certificate(s) surrendered which are not being so converted. Such conversion shall be deemed to have been effective immediately prior to the close of business on the date on which the Corporation shall have received both such written notice and the properly surrendered certificate(s) for shares of Class B Common Stock to be converted (the "Conversion Date"), and at such time the rights of the holder as to the converted shares shall cease and the person or persons entitled to receive the shares of Class A Common Stock issuable upon the conversion shall be deemed to be, and shall be treated for all purposes as, the record holder or holders of such Class A Common Stock on the Conversion Date.

               (ii) Automatic Conversion. When the number of outstanding shares of Class B Common Stock is reduced to less than 500,000 (which number shall be appropriately adjusted to reflect capital adjustments resulting from a stock split, stock dividend, reverse stock split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, and the like), all of the then outstanding shares of Class B Common Stock shall be deemed without further action on the part of any person (including, without limitation, the Corporation and its shareholders) to be immediately and automatically converted into shares of Class A Common Stock on a share-for-share basis, and stock certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock possessing all the rights and privileges incident thereto.

               (d) Other. Except as set forth in subsections (a), (b) and (c), each share of Class A Common Stock and Class B Common Stock shall be equal in every respect and entitled to the same rights and privileges, and shall be treated in the same manner with respect to any stock splits or stock dividends; such shares are collectively referred to herein as "Common Stock".

     3.3 Directors' Authority to Establish Series of Cumulative Preferred Stock. The Board of Directors is authorized to divide the Cumulative Preferred Stock into series and to fix and determine the relative rights and preferences of each series. Each series shall be so designated by the Board of Directors as to distinguish the shares thereof from the shares of all other series. All shares of Cumulative Preferred Stock shall be identical except as to the following relative rights and preferences, as to which the Board of Directors may establish variations between different series not inconsistent with the provisions of these Articles:

          (a)  The rate of dividend;

          (b) The price at and the terms and conditions on which shares may be redeemed;

          (c) The amount payable upon shares in the event of voluntary or involuntary liquidation;

          (d)  Sinking fund provisions for the redemption or purchase of shares;

          (e) The terms and conditions on which shares may be converted into Common Stock, if the shares of any series are issued with the privilege of conversion;

          (f) Voting rights, if any, subject to the provisions of Section 3.2 hereof.

     3.4 Dividends and Distributions. The holders of Cumulative Preferred Stock of all series shall be entitled to receive dividends at such rates upon such conditions and at such times as shall be stated in the resolution or resolutions of the Board of Directors providing for the issuance thereof. All dividends on Cumulative Preferred Stock shall be without priority as between series, shall be paid out of net earnings or any surplus properly applicable to the payment of dividends, and shall be paid or set apart before any dividends or other distributions shall be paid or set apart for Common Stock; provided, however, that dividends may be declared and paid on Common Stock in Common Stock prior to dividends on the Cumulative Preferred Stock being paid or set apart. Any dividends paid upon the Cumulative Preferred Stock in an amount less than full cumulative dividends accrued and in arrears upon all Cumulative Preferred Stock outstanding shall, if more than one series be outstanding, be distributed among the different series in proportion to the aggregate amounts which would be distributable to the Cumulative Preferred Stock of each series if full cumulative dividends were declared and paid thereon. The dividends on the Cumulative Preferred Stock shall be cumulative, so that if at any time the full amount of dividends accrued and in arrears on the Cumulative Preferred Stock shall not be paid, the deficiency shall be payable before any dividends or other distributions shall be paid or set apart on Common Stock (other than a distribution payable in shares of Common Stock), and before any sums shall be paid or set apart for the redemption of less than all of the Cumulative Preferred Stock then outstanding. Dividends on Cumulative Preferred Stock shall accrue from date of issue. Whenever all dividends accrued and in arrears on Cumulative Preferred Stock shall have been declared and shall have been paid or set apart, the Board of Directors may declare dividends on Common Stock out of the remaining net profits of the Corporation, or out of surplus applicable to the payment of such dividends.

     3.5 Liquidation Rights. In the event of the voluntary liquidation or winding up of the Corporation, the holders of Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation in full the fixed voluntary liquidation amount thereof, plus accrued dividends thereon, all as provided in the resolution or resolutions providing for the issuance thereof, before any amount shall be paid to the holders of Common Stock. In the event of the involuntary liquidation of the Corporation, the holders of the Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation in full the fixed involuntary liquidation amount thereof, plus accrued dividends thereon, all as provided in the resolution or resolutions providing for the issuance thereof, before any amount shall be paid to the holders of Common Stock. If, upon the voluntary or involuntary liquidation or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the holders of all of the Cumulative Preferred Stock the entire amounts to which they may be entitled, the assets of the Corporation shall, if more than one series be outstanding, be distributed among the different series in proportion to the aggregate amounts which would be distributable to the Cumulative Preferred Stock of each series if sufficient assets were available. The holders of Cumulative Preferred Stock shall not otherwise be entitled to participate in any distribution of assets of the Corporation, which shall be divided or distributed among the holders of Common Stock. No consolidation or merger of the Corporation with or into another corporation or corporations and no sale by the Corporation of all or substantially all of its assets shall be deemed a liquidation or winding up of the Corporation.

     3.6 Voting Rights of Cumulative Preferred Stock. The holders of Cumulative Preferred Stock shall have only such voting rights as shall be stated in the resolution or resolutions of the Board of Directors providing for the issuance thereof, except to the extent that such limitation may be inconsistent with the provisions of the Wisconsin Business Corporation Law.

     3.7 Repurchase, etc. of Shares. The Corporation, acting through its Board of Directors, shall have the right to purchase, take, receive, or otherwise dispose of its own shares, to the fullest extent provided by law at the time of any such transaction.

                                  ARTICLE IV.

                              Pre-emptive Rights

     No holder of any stock of the Corporation shall have any pre-emptive or other subscription rights nor be entitled, as of right, to purchase or subscribe for any part of the unissued stock of this Corporation or any additional stock issued by reason of any increase of authorized capital stock of this Corporation or other securities whether or not convertible into stock of the Corporation.

                                  ARTICLE V.

                                    Voting

     The affirmative vote of two-thirds of all shares entitled to vote thereon (and/or of each class which shall be entitled to vote thereon as a class) shall be required in order to constitute shareholder approval or adoption of any of the following:

          (a)  Merger or consolidation of the Corporation.

          (b)  Liquidation of the Corporation.

          (c) Sale, lease, exchange or other disposition of all or substantially all assets of the Corporation.

          (d)  Amendment of the Articles of Incorporation or the By-laws.

          (e)  Removal of any director of the Corporation.


                                  ARTICLE VI.

                          Registered Office and Agent

     The address of the registered office of the Corporation is c/o Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and the name of the registered agent at such office is Anthony W. Asmuth III.

                                 ARTICLE VII.

                                   Directors

     The number of directors constituting the Board of Directors shall be such number, not less than three (3), as shall be fixed from time to time by the By-laws of the Corporation, subject to the provisions of this Article VII. The By-laws may provide for the division of the Board of Directors into two or three classes of directors and for the terms and manner of election thereof not inconsistent with the applicable provisions of the Wisconsin Business Corporation Law. In the event of such classification and provided that shares of Class B Common Stock are then outstanding, each class of directors so created shall contain as nearly as possible an equal number of directors elected by the holders of Class A Common Stock and Cumulative Preferred Stock having voting power, as a group, and shall also contain as nearly as possible an equal number of directors elected by the holders of Class B Common Stock. In the event there should be two classes of directors specified by the By-laws, then from the next succeeding annual meeting of shareholders and for so long as there are two classes of directors the total number of directors shall not be less than five
(5). In the event there should be three classes of directors specified by the By-laws, then from the next succeeding annual meeting of shareholders and for so long as there are three classes of directors the total number of directors shall not be less than seven (7). Each director shall serve for the term for which such director was elected, regardless of any subsequent change in the By-laws relating to the length of directors' terms.

                                 ARTICLE VIII.

                                  Amendments

     These Articles may be amended in the manner authorized by law at the time of amendment, provided that the provisions of Article V hereof have been satisfied.